Exhibit 16.1

Deloitte & Touche LLP
Suite 2800
50 South Sixth Street
Minneapolis, MN 55402
USA
Tel: +1 612 397 4000
Fax: +1 612 397 4450 www.deloitte.com

March 2, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Orbital ATK, Inc.’s Form 8-K dated March 2, 2015, and we agree with the statements made therein.

Yours truly,
/s/ Deloitte & Touche LLP

Member of
Deloitte Touche Tohmatsu